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                                                           Exhibit 99.(k)(vi)(7)

                             BROKER-DEALER AGREEMENT

     This Broker-Dealer Agreement dated as of October 31, 2000, is between Bankers Trust Company, a New York banking corporation (the "Auction Agent") (not in its individual capacity, but solely as agent of Pilgrim Prime Rate Trust (the "Trust"), pursuant to authority granted to it in the Auction Agency Agreement dated as of October 31, 2000, between the Trust and the Auction Agent (the "Auction Agency Agreement")) and Lehman Brothers (together with its successors and assigns, "BD").

     The Trust proposes to issue three series of preferred shares of beneficial interest (3,600 shares of Series M, 3,600 shares of Series W and 3,600 shares of Series F), par value $.01 per share, liquidation preference $25,000 per share, designated Series M, W and F Auction Rate Cumulative Preferred Shares (cumulatively, the "Preferred Shares"), pursuant to the Trust's Certificate of Designation for Preferred Shares (as defined below).

     The Trust's Certificate provides that the Applicable Rate on shares of each series of Preferred Shares for each Dividend Period after the initial Dividend Period shall be equal to the rate per annum that results from an Auction for Outstanding shares of each Series on the respective Auction Date therefor next preceding the period from and after the Date of Original Issue to and including the last day of the initial Dividend Period. The Board of Trustees of the Trust has adopted a resolution appointing Bankers Trust Company as Auction Agent for purposes of the Auction Procedures, and pursuant to Section 2.5 of the Auction Agency Agreement, the Trust has requested and directed the Auction Agent to execute and deliver this Agreement.

     The Auction Procedures require the participation of one or more Broker-Dealers.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Auction Agent and BD agree as follows:

I.   DEFINITIONS AND RULES OF CONSTRUCTION.

     1.1.  TERMS DEFINED BY REFERENCE TO THE CERTIFICATE.

     Capitalized terms not defined herein shall have the respective meanings specified in the Certificate.

     1.2.  TERMS DEFINED HEREIN.

     As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

           (a) "Auction" shall have the meaning specified in Section 2.1 of the Auction Agency Agreement.

           (b) "Auction Procedures" shall mean the Auction Procedures that are set forth in Part II of the Certificate.

           (c) "Authorized Officer" shall mean each Managing Director, Director, Vice President, Assistant Vice President and Associate of the Auction Agent and every other officer

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                                                        PILGRIM PRIME RATE TRUST
                                                         BROKER-DEALER AGREEMENT

or employee of its Corporate Trust and Agency Group designated as an "Authorized Officer" for purposes of this Agreement in a communication to BD.

           (d) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

           (e) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

           (f) "Certificate" shall mean the Certificate of Designation for Preferred Shares of the Trust dated October 20, 2000 specifying the powers, preferences and rights of the Preferred Shares.

     1.3.  RULES OF CONSTRUCTION.

     Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

           (a) Words importing the singular number shall include the plural number and vice versa.

           (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

           (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

           (d) All references herein to a particular time of day shall be to New York City time.

II.  NOTIFICATION OF DIVIDEND.

           The provisions contained in Section 4 of Part I of the Certificate concerning the notification of a Special Rate Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

III. THE AUCTION.

     3.1   Purpose; Incorporation by Reference of Auction Procedures.

           (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the Preferred Shares, for each Dividend Period. Each periodic operation of such procedures hereinafter referred to as an "Auction."

                                        2
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           (b)  All of the provisions contained in the Auction Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

           (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in Section 19 of Part I of the Certificate may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

           (d) BD and other Broker-Dealers may participate in Auctions for their own accounts. However, the Trust, by notice to BD and all other Broker Dealers, may prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders.

     3.2.  PREPARATION FOR EACH AUCTION

           (a) Not later than 9:30 A.M. on each Auction Date for the Preferred Shares, the Auction Agent shall advise BD by telephone of the Reference Rate and the Maximum Rate in effect on such Auction Date.

           (b) The Auction Agent from time to time may request BD to provide it with a list of the respective customers BD believes are Beneficial Owners of Preferred Shares. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the Trust; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein. The Auction Agent shall transmit any list of customers BD believes are Beneficial Owners of Preferred Shares and information related thereto only to its officers, employees, agents or representatives who need to know such information for the purposes of acting in accordance with this Agreement, and the Auction Agent shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions; provided, however, that the Auction Agent shall have no responsibility or liability for the actions of any of its officers, employees, agents or representatives after they have left the employ of the Auction Agent.

     3.3.  AUCTION SCHEDULE; METHOD OF SUBMISSION OF ORDERS.

           (a) The Trust and the Auction Agent shall conduct Auctions for Preferred Shares in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Trust, which consent shall not be withheld unreasonably. The Auction Agent shall give notice of any such change to BD. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

                                        3
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
TIME                                    EVENT
----                                    -----
By 9:30 A.M.                            Auction Agent shall advise the Trust and
                                        the Broker-Dealers of the Reference
                                        Rate and the Maximum Rate as set forth
                                        in Section 3.2(a) hereof.

9:30 A.M. - 1:30 P.M.                   Auction Agent shall assemble information
                                        communicated to it by Broker-Dealers as
                                        provided in Section 2(a) of Part II of
                                        the Certificate. Submission Deadline is
                                        1:00 P.M.

Not earlier than 1:30 P.M.              Auction Agent shall make determinations
                                        pursuant to Section 4(a) of Part II of
                                        the Certificate.

By approximately 3:00 P.M.              Auction Agent shall advise the Trust of
                                        the results of the Auction as provided
                                        in Section 4(b) of Part II of the
                                        Certificate.

                                        Submitted Bids and Submitted Sell Orders will be accepted and rejected in whole or in part and Preferred Shares will be allocated as provided in Section 5 of
                                        Part II of the Certificate.

                                        Auction Agent shall give notice of the
                                        Auction results as set forth in Section
                                        3.4(a) hereof.

           (b) BD agrees to maintain a list of Potential Beneficial Owners and to contact the Potential Beneficial Owners on such list on or prior to each Auction Date for the purposes set forth in Section 2 of Part II of the Certificate.

           (c) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit A. BD shall submit separate Orders to the Auction Agent for each Potential Beneficial Owner or Beneficial Owner on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Beneficial Owners or Beneficial Owners on whose behalf BD is submitting Orders.

           (d) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit B, of transfers of Preferred Shares, made through BD by an Existing Holder to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit C, of the failure of Preferred Shares to be transferred to or by any Person that purchased or sold Preferred Shares through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next succeeding the applicable Auction Date.

                                        4
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     3.4.  NOTICE OF AUCTION RESULTS.

           (a) On each Auction Date, the Auction Agent shall notify BD by telephone. On the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

           (b) BD shall notify each Beneficial Owner, Potential Beneficial Owner, Existing Holder or Potential Holder on whose behalf BD has submitted an Order, and take such other action as is required of BD.

     If any Beneficial Owner or Existing Holder selling Preferred Shares in an Auction fails to deliver such shares, the Broker-Dealer of any Person that was to have purchased Preferred Shares in such Auction may deliver to such Person a number of whole shares of Preferred Shares that is less than the number of shares that otherwise was to be purchased by such Person. In such event, the number of Preferred Shares to be so delivered shall be determined by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery. Upon the occurrence of any such failure to deliver shares, such Broker-Dealer shall deliver to the Auction Agent the notice required by Section 3.3(d)(ii) hereof. Notwithstanding the foregoing terms of this Section 3.4(b), any delivery or non-delivery of Preferred Shares which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 3.3(d) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 3.4(b).

     3.5.  SERVICE CHARGE TO BE PAID TO BD.

     On the Business Day next succeeding each Auction Date, the Auction Agent shall pay to BD from moneys received from the Trust an amount equal to: (a) in the case of any Auction Date immediately preceding a Dividend Period of less than one year, the product of (i) a fraction the numerator of which is the number of days in such Dividend Period (calculated by counting the first day of such Dividend Period but excluding the last day thereof) and the denominator of which is 360, times (ii) 1/4 of 1%, times (iii) $25,000, times (iv) the sum of
(A) the aggregate number of Preferred Shares placed by BD in the applicable Auction that were (x) the subject of a Submitted Bid of a Beneficial Owner submitted by BD and continued to be held as a result of such submission and (y) the subject of a Submitted Bid of a Potential Beneficial Owner submitted by BD and were purchased as a result of such submission plus (B) the aggregate number of Preferred Shares subject to valid Hold Orders (determined in accordance with Section 2 of Part II of the Certificate) submitted to the Auction Agent by BD plus (C) the number of Preferred Shares deemed to be subject to Hold Orders by Beneficial Owners pursuant to Section 2 of Part II of the Certificate that were acquired by BD for its own account or were acquired by such Beneficial Owners through BD; and (b) in the case of any Auction Date immediately preceding a Special Rate Period of one year or longer, that amount as mutually agreed upon by the Trust and BD, based on the selling concession that would be applicable to an underwriting of fixed or variable rate preferred shares with a similar final maturity or variable rate dividend period, at the commencement of such Special Rate Period.

                                        5
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     For purposes of subclause (a)(iv)(C) of the foregoing sentence, if any
Beneficial Owner who acquired Preferred Shares through BD transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be BD, provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such shares.

IV.  THE AUCTION AGENT.

     4.1.  DUTIES AND RESPONSIBILITIES.

           (a) The Auction Agent is acting solely as agent for the Trust hereunder and owes no fiduciary duties to any other Person by reason of this Agreement.

           (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

           (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or, omitted by it, or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

     4.2.  RIGHTS OF THE AUCTION AGENT.

           (a) The Auction Agent may rely upon, and shall be protected in acting or refraining from acting upon, any communication authorized by this Agreement and any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent reasonably believes in good faith to have been given by the Trust or by BD. The Auction Agent may record telephone communications with BD.

           (b) The Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

           (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

           (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

                                        6
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     4.3.  AUCTION AGENT'S DISCLAIMER.

     The Auction Agent makes no representation as to the validity or adequacy of this Agreement or the Preferred Shares.

V.   MISCELLANEOUS.

     5.1.  TERMINATION.

     Any party may terminate this Agreement at any time upon five days' prior written notice to the other party; provided, however, that if the Broker-Dealer is Salomon Smith Barney Inc. neither Salomon Smith Barney Inc. nor the Auction Agent may terminate this Agreement without first obtaining the prior written consent of the Trust to such termination, which consent shall not be withheld unreasonably.

     5.2. PARTICIPANT IN SECURITIES DEPOSITORY; PAYMENT OF DIVIDENDS IN SAME-DAY FUNDS.

           (a) BD is, and shall remain for the term of this Agreement, a member of, or a participant in, the Securities Depository (or an affiliate of such a member or participant).

           (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the Preferred Shares available in same-day funds on each Dividend Payment Date to customers that use BD (or its affiliate) as Agent Member.

     5.3.  AGENT MEMBER.

     At the date hereof, BD is a participant of the Securities Depository.

     5.4.  COMMUNICATIONS.

     Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:

     If to the Auction Agent,
     addressed to:                    Bankers Trust Company
                                      Corporate Trust and Agency Group
                                      Four Albany Street
                                      New, York, NY 10006
                                      Attention: Auction Rate Securities
                                      Telecopier No.: (212) 250-6688
                                      Telephone No.: (212) 250-6850

                                        7
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     If to the BD,
     addressed to:                    3 World Financial Center 9th
                                      New York, NY
                                          10285
                                      Attention:  Gia Rys
                                      Telecopier No.: (212) 526-1491
                                      Telephone No.: (212) 526-8390

or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

     5.5.  ENTIRE AGREEMENT.

     This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof.

     5.6.  BENEFITS.

     Nothing in this Agreement, express or implied, shall give to any person, other than the Trust, the Auction Agent and BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

     5.7.  AMENDMENT; WAIVER.

           (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

           (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

     5.8.  SUCCESSORS AND ASSIGNS.

           (a) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party; provided, however, that this Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Trust without the consent of BD.

                                        8
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     5.9.  SEVERABILITY.

     If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

     5.10. EXECUTION IN COUNTERPARTS.

     This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     5.11. GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.

                                        9
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.


                                             BANKERS TRUST COMPANY

                                             /s/ Melissa M. Reynolds
                                             ---------------------------
                                             By:     MELISSA M. REYNOLDS
                                             Title:    VICE PRESIDENT


                                             ------------------------------

                                             ------------------------------
                                             By:
                                             Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                             BANKERS-TRUST COMPANY

                                             /s/ Gia Rys
                                             --------------------------
                                             By:
                                             Title:


                                             /s/ Gia Rys
                                             --------------------------
                                             Lehman Brothers
                                             --------------------------
                                             By: Gia Rys
                                             Title: Vice President

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                                    EXHIBIT A

                              BANKERS TRUST COMPANY
                                AUCTION BID FORM


SUBMIT TO:                              ISSUE:

Bankers Trust Company                   Pilgrim Prime Rate Trust
Corporate Trust and Agency Group        Auction Rate Cumulative Preferred Shares
Four Albany Street                        ("Preferred Shares")
New York, NY 10006
Attention: Auction Rate Securities
Telecopier No.: (212) 250-6688
Telephone No.:  (212) 250-6850

The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

Name of Bidder:____________________________

                                BENEFICIAL OWNER

Shares of Series_____now held                HOLD_______________________________
                                             BID at rate of_____________________
                                             SELL_______________________________

                           POTENTIAL BENEFICIAL OWNER

                                           # of shares of Series___
                                           BID at rate of__________ Notes:

           (1) If submitting more than one Bid for one Bidder, use additional Auction Bid Forms.
           (2) If one or more Bids covering in the aggregate more than the number of outstanding shares held by any Beneficial Owner are submitted, such bid shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.
           (3) A Hold or Sell Order may be placed only by a Beneficial Owner covering a number of shares not greater than the number of shares currently held.
           (4) Potential Beneficial Owners may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Beneficial Owner, each Bid submitted shall be a separate Bid with the rate specified.
           (5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%). Fractions will not be accepted.


NAME OF BROKER-DEALER
                     -----------------------------
Authorized Signature
                    ------------------------------

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                                    EXHIBIT B

  (Note: To be used only for transfers made other than pursuant to an Auction)

                                  TRANSFER FORM

     Re:   Pilgrim Prime Rate Trust
           Auction Rate Cumulative Preferred Shares ("Preferred Shares")

     We are (check one):

/ /  the Existing Holder named below;

/ /  the Broker-Dealer for such Existing Holder, or

/ /  the Agent Member for such Existing Holder.

     We hereby notify you that such Beneficial Owner has transferred shares of Series_____Preferred Shares to_________________________________________________.


                                             -------------------------
                                             (Name of Existing Holder)


                                             -------------------------
                                             (Name of Broker-Dealer)


                                             -------------------------
                                             (Name of Agent Member)


                                             By:
                                                ----------------------
                                             Printed Name:
                                             Title:

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                                    EXHIBIT C

          (Note: To be used only for failures to deliver or to pay for Preferred Shares sold pursuant to an Auction)


                         NOTICE OF A FAILURE TO DELIVER

     We are a Broker-Dealer for____________________________________(the
"Purchaser"), which purchased________shares of Series_______Preferred Shares of Pilgrim Prime Rate Trust in the Auction held on_______________________________ from the seller of such shares.


     We hereby notify you that (check one):

/ /  the Seller failed to deliver such shares to the Purchaser.

/ / the Purchaser failed to make payment to the Seller upon delivery of such shares.


                                             Name:
                                                  -----------------------
                                             (Name of Broker-Dealer)


                                             By:
                                                -------------------------
                                             Printed Name:
                                             Title: